THIRD AMENDMENT TO RESTRUCTURING LOAN AND SECURITY
                AGREEMENT DATED NOVEMBER 22, 1991


     This Third Amendment to the Restructuring Loan and Security Agreement, dated November 22, 1991, is made as of the 26th day of April, 1995, by and between RHEOMETRIC SCIENTIFIC, INC. formerly known as Rheometrics, Inc., a corporation of the State of New Jersey, located at One Possumtown Road, Piscataway, New Jersey 08854 (the "Borrower"), RHEOMETRICS FAR EAST LTD., about to be known as Rheometric Scientific F.E. Ltd., a corporation organized and existing under the laws of the country of Japan, located at 1-7-6 Higashi Gotanda, Shinagawa-Ku, Tokyo, Japan ("R. Far East"), RHEOMETRIC SCIENTIFIC GmbH, formerly known as Rheometrics Europe GmbH, a corporation organized and existing under the laws of the country of Germany, located at Schwanheimer Strasse 144A, 64626 Bensheim, Germany ("R. Europe"), RHEOMETRIC SCIENTIFIC FRANCE, SARL formerly known as Rheometrics France, SARL, a corporation organized and existing under the laws of the country of France, located at Espace Discartes, 7, Rue Albert Einstein, Champs Sur Marne, 77436 Marne La Valle Cedex 2, France ("R. France") and RHEOMETRICS, V.I., INC., a corporation organized and existing under the laws of the United States Virgin Islands, located at Poinsettia House at Bluebeard's Castle, P.O. Box 1858, St. Thomas, Virgin Islands 00801 ("R.V.I." and, collectively with R. Far East,
R. Europe and R. France hereinafter sometimes referred to as the "Foreign Subsidiaries"); AXESS THERMAL SCIENCES, LTD., a corporation organized under the laws of the United Kingdom ("Axess Great Britain") and its subsidiary, RHEOMETRIC SCIENTIFIC LTD., a corporation organized under the laws of the United Kingdom ("R. Great Britain" and, collectively with Axess Great Britain, the "British Subsidiaries") both located at Jubilee Drive, Belton Park, Loughborough, LE11 OXS, England; NATWEST BANK N.A., formerly known as National Westminster Bank NJ, a banking association organized and existing under the laws of the United States of America , with an office at 51 Cragwood Road, South Plainfield, New Jersey 07080 ("NatWest") and CHEMICAL BANK, a New York banking corporation with offices at 270 Park Avenue, New York, New York ("Chemical").

                           WITNESSETH:

     WHEREAS, NatWest for itself and as Agent, Chemical, Borrower and the Foreign Subsidiaries, together with Joseph M. Starita, have previously entered into a Restructuring Loan and Security Agreement dated November 22, 1991, as amended on May 26, 1992 and as further amended on December 31, 1993 (as so amended the "Restructuring Agreement"); and

     WHEREAS, as a result of Borrower's acquisition of (i) the stock of (and merger with) Axess Thermal Sciences, Inc., aDelaware corporation; (ii) the stock of Axess Great Britain; (iii) a Note in the sum of Two Million Six Hundred Twenty-Two Thousand Five Hundred ($2,622,500.00) Dollars due from Axess Great Britain; and
(iv) a product line from Mettler Toledo, A.G., it is necessary to amend certain of the terms and conditions of the Restructuring Agreement including, inter alia, the financial covenants; and

     WHEREAS, the Borrower has requested and the Co-Lenders have agreed that the maturity date of the Revolving Loan Credit
Facility be extended; and

     WHEREAS, the parties seek to amend the terms and conditions of the Restructuring Agreement in accordance with the terms and conditions hereinafter set forth and to set forth certain other understandings agreed upon among the parties.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

     1.   Paragraph 1., DEFINITIONS., of the Restructuring
Agreement, subparagraphs P., KK. and SS., the definitions of the terms "Dresdner Bank Letter of Credit", "Pro Rata Percentage" and
"Sanwa Bank Limited Letter of Credit", respectively, are hereby amended and restated as follows:

          P. The term "Dresdner Bank Letter of Credit" shall mean the Letter of Credit issued by NatWest for the benefit of Dresdner Bank AG at the request of Borrower now outstanding or as may be hereafter amended, extended, renewed or issued, but not increased, (whether to Dresdner Bank AG or to such other bank as Borrower shall identify in substitution of Dresdner Bank AG) and any documents executed in furtherance thereof.

          KK. The term "Pro Rata Percentage" shall mean as to NatWest 62.1% of the Revolving Loan Credit Facility and as to Chemical 37.9% of the Revolving Loan Credit Facility, which percentages shall apply until such date(s) as the Dresdner Bank Letter of Credit and/or the Sanwa Bank Limited Letter of Credit expire or are terminated, in either case without being drawn upon, whereupon the Pro Rata Percentage shall be recalculated taking into account which, if any, letter of credit remains outstanding and the maximum amount of each of the Co-Lender's contingent liabilities under the Revolving Loan Credit Facility at the time of such recalculation, after giving effect to the periodic permanent reductions required by this Third Amendment.

          SS. The term "Sanwa Bank Limited Letter of Credit" shall mean the Letter of Credit issued by NatWest for the benefit of Sanwa Bank Limited at the request of Borrower now outstanding or as may be hereafter amended, extended, renewed or issued, but not increased, (whether to Sanwa Bank Limited or to such other bank as Borrower shall identify in substitution of Sanwa Bank Limited) and any documents executed in furtherance thereof.


     2.   Paragraph 2., of the Restructuring Agreement, Section
A., is hereby amended as follows:

     OUTSTANDING INDEBTEDNESS:

          2. Borrower and each of the Foreign and British Subsidiaries hereby acknowledge and agree that, as of the close of business on April 25, 1995, there is owing to NatWest and Chemical from the Borrower, without offset, defense or counterclaim, the following amounts;

          A.   As to NatWest:

                              (i)  On the First NatWest Mortgage
                    Loan the principal sum of Five Million Three
                    Hundred Thirty-Two Thousand Three Hundred
                    Ninety-Nine Dollars and Twenty Cents
                    ($5,332,399.20) plus accrued interest;

                              (ii) On the Second NatWest Mortgage
                    Loan the principal sum of Six Hundred Eighty-Seven Thousand Four Hundred Ninety-Nine Dollars and Seventy-Five Cents ($687,499.75) plus accrued interest;

                             (iii) On the Second Amended and
                    Restated Revolving
                                   Loan Credit Facility Note, to
                    be replaced by the third such Note
                    contemporaneously herewith, the principal sum of Two Hundred Fifty-One Thousand Twenty ($251,020.00) Dollars plus accrued interest;

                              (iv) Such sums as may be drawn upon
                    under the Dresdner Bank Letter of Credit in the sum of Six Hundred Thousand ($600,000.00) Dollars and such other documents as have or shall be executed pursuant thereto; and

                              (v)  Such sums as may be drawn upon
                    under the Sanwa Bank Limited Letter of Credit in the sum of Two Hundred Forty Million (240,000,000) Yen or its equivalent in dollars and such other documents as have or shall be executed pursuant thereto; and

          B.   As to Chemical:

                         On the Second Amended and Restated
               Revolving Loan Credit Facility Note, to be replaced by the third such Note contemporaneously herewith, the principal sum of One Million Six Hundred
               Eighteen Thousand Nine Hundred Eighty
               (1,618,980.00) Dollars plus accrued interest.

     3.   Paragraph 3, of the Restructuring Agreement, Section
C.(i), is hereby amended as follows:

                         C.   (i)  The Revolving Loan Credit
                    Facility: NatWest and Chemical agree to provide Borrower with a Revolving Loan Credit Facility in an amount equal to Three Million Seven Hundred Twenty Thousand ($3,720,000.00) Dollars. Borrower shall execute two (2) Third Amended and Restated Revolving Loan Credit Facility Notes, one such Note payable to NatWest in the face amount of One Million Four Hundred Thousand Five Hundred Twenty ($1,400,520.00) Dollars and the other such Note payable to Chemical in the face amount of Two Million Three Hundred Nineteen Thousand Four Hundred Eighty ($2,319,480.00) Dollars. From time to time hereafter, the aggregate amount available to be drawn upon under the Third Amended and Restated Revolving Loan Facility Notes shall be permanently reduced by the following amounts on the following dates:

                                        (s)  On September 30,
                         1995, by One Hundred Seventy-Five
                         Thousand ($175,000.00) Dollars;

                                        (t)  On December 31, 1995,
                         by an additional Three Hundred Twenty-
                         Five Thousand ($325,000.00) Dollars;

                                        (u)  On March 31, 1995, by
                         an additional Five Hundred Thousand
                         ($500,000.00) Dollars; and

                                        (v)  On April 30, 1996,
                         the entire unpaid principal balance
                         together with accrued and unpaid interest and costs shall be due and payable and provided also that each reduction required hereunder shall reduce the NatWest and Chemical Third Amended and Restated Revolving Credit Facility Notes in accordance with their Pro Rata Percentage.



     4.   Paragraph 3 of the Restructuring Agreement, Section D.,
Letters of Credit., is hereby amended and changed to read as follows:

                    D.   Letters of Credit.

                         In addition to the indebtedness referred
               to in Paragraph 3.C, NatWest, as part of the Revolving Loan Credit Facility, agrees that:

                              (i)  Provided no Event of Default or
                    event which with the giving of notice or passage of time would become an Event of Default then exists, the Dresdner Bank Letter of Credit and the Sanwa Bank Limited Letter of Credit shall be extended on their expiration to April 30, 1996, on the further condition that, at all times during which the Sanwa Bank Limited Letter of Credit is denominated in Yen and not in Dollars, Borrower shall maintain a hedge option contract in the name of NatWest for the benefit of NatWest, for a period coterminous with such Letter of Credit, which together with a cash collateral account to be maintained at NatWest shall limit, at all times, the contingent liability of NatWest on the Sanwa Bank Limited Letter of Credit to not more than One Million Eight Hundred Thousand ($1,800,000.00) Dollars.

                              (ii) All Letters of Credit issued or
                    extended pursuant to this Paragraph D shall be further evidenced by the NatWest Letter of Credit Reimbursement Agreement and related documents executed or reasonably required by NatWest to be executed in connection therewith.


     5.   Paragraph 10 of the Restructuring Agreement, Subsection
O.(ii), is hereby amended and changed to read as follows in order to delete the requirement that semi-annual financial statements be reviewed:

          O.   Financial Reports.

                         Borrower shall provide Agent:

                              (ii) As soon as delivered to any
                    other creditor but in no event later than forty-five (45) days after the end of each semi-annual period, its balance sheet as of the end of such period, and Borrower's and each Foreign and British Subsidiary's statement of cash flows for such period and income and surplus statement, on a consolidated and consolidating basis, all in reasonable detail, all prepared in accordance with GAAP applied on a consistent basis, and in addition to such statements, any supplementary information to the financial reports as Agent shall reasonably require.


     6. Paragraph 10 of the Restructuring Agreement is hereby amended to add a Section V. as follows:

     AFFIRMATIVE COVENANTS:

          10. Until payment in full of all of the Obligations and the termination of this Agreement, Borrower, the Foreign Subsidiaries and the British Subsidiaries covenant and agree that they will:

                    V.   Cause Polymer Laboratories, GmbH to be
               merged into Borrower or one of its Subsidiaries within one hundred twenty (120) days of the date of this Third Amendment and until such merger cause Polymer Laboratories to refrain from acquiring any assets in addition to those in existence as of the date hereof.


     7. The following Sections of Paragraph 11 of the Restruc turing Agreement are hereby amended and restated as follows (with the remaining Sections to remain in full force and effect):

     NEGATIVE COVENANTS:

           11. Until payment in full of all the Obligations, Borrower and each Guarantor (if any), Foreign Subsidiary and British Subsidiary covenant and agree that:

                    C. Other Liens: They will not incur, create or permit to exist any mortgage, assignment, pledge, hypothecation, security interest, lien or other encumbrance on any of its property or assets, whether now owned or hereafter acquired, except:
               (i) liens for taxes not delinquent; (ii) those liens in favor of Co-Lenders created by this Agreement; (iii) those liens disclosed in Schedule 9.L.; (iv) purchase money liens on machinery and equipment purchased in the ordinary course of business and not in excess of that permitted under Paragraph 11.Q. hereof; and (v) liens in and to accounts receivable and/or other assets granted by
               R. Great Britain to Barclays Bank PLC or in the future to any other commercial lender or lenders to secure a working capital loan or loans in a maximum aggregate amount of 500,000.00 pounds.

                    D. Other Liabilities. Borrower, the Foreign Subsidiaries and the British Subsidiaries will not incur, create, assume or permit to exist any indebtedness or liability on account of either borrowed money or the deferred purchase price of property, except:

                              (i)  Obligations to Co-Lenders;

                              (ii) indebtedness subordinated to
                    payment of the Obligations on terms approved by Agent in writing;

                             (iii) Obligations of R. Far East, R.
                    France, R.
                                   Europe, Axess Great Britain and
                    R. Great Britain referred to in Schedule 9.L.;

                              (iv) Obligations permitted pursuant
                    to Paragraph 11.Q. of the Restructuring
                    Agreement;

                              (v)  Obligations of Borrower or R.
                    Great Britain to Axess or its Affiliates with respect to

                                        (a)  the Subordinated
                         Unsecured Term Note in the sum of One
                         Million Three Hundred Forty Thousand
                         ($1,340,000.00) Dollars dated November 1,
                         1993;

                                        (b)  unsecured credit
                         facilities in the sum of Four Million
                         Four Hundred Thousand ($4,400,000.00)
                         Dollars (inclusive of the $1,000,000.00
                         Unsecured Working Capital Note dated
                         April 14, 1994 and the Subordinated
                         Unsecured Working Capital Notes executed on or about October 7, 1994, October 21, 1994, and November 11, 1994, in the sums of Three Hundred Thousand [$300,000.00] Dollars, Four Hundred Thousand [$400,000.00] Dollars and Three Hundred Thousand [$300,000.00] Dollars, respectively and the advance of Two Million Four Hundred Thousand
                         [$2,400,000.00] Dollars made on or about
                         April 25, 1995 as evidenced by a certain
                         Subordinated Unsecured Working Capital
                         Note); and

                                        (c)  a Three Hundred
                         Seventy-Five Thousand ($375,000.00)
                         Dollar promissory note due from R. Great
                         Britain to Axess, all of which Notes
                         noted in (a), (b) and (c) are subject to the terms and conditions of the Amended and Restated Subordination Agreement dated May 26, 1992 which is being amended contemporaneously herewith;

                              (vi) a certain Promissory Note in
                    the sum of Two Million Six Hundred Twenty-Two Thousand Five Hundred ($2,622,500.00) Dollars due from Axess Great Britain to Borrower; and

                            (vii)  Obligations owed to Mettler
                    Toledo AG in the
                                   sum of approximately Two
                    Million ($2,000,000.00) Dollars for the
                    acquisition of distribution and manufacturing rights as to certain products as evidenced by an Agreement dated December 21, 1994.

                    O.   Minimum Tangible Net Worth. Borrower,
               together with its Foreign Subsidiaries and the British Subsidiaries on a consolidated basis, shall not cause, suffer or permit their Tangible Net Worth (as hereinafter defined), to be or become less than the following:

                              (i)  Four Million Seven Hundred
                    Fifty-Three Thousand ($4,753,000.00) Dollars as at March 31, 1995;

                              (ii) Five Million Nine Hundred
                    Thousand ($5,900,000.00) Dollars as at June
                    30, 1995;

                             (iii) Five Million Eight Hundred
                    Thousand
                                   ($5,800,000.00) Dollars as at
                    September 30, 1995;

                              (iv) Six Million Seven Hundred
                    Twenty Thousand ($6,720,000.00) Dollars as at
                    December 31, 1995 and at any time of the determination thereof thereafter.

                         For the purposes of this Agreement, the
               term "Tangible Net Worth" shall mean as of the time of any determination thereof, the difference between (A) the sum of (x) the par value (or the value stated on the books of Borrower) of the capital stock of all classes of Borrower, plus (or minus in the case of a deficit), (y) the amount of the surplus, whether capital or earned of Borrower, plus (z) the sum of all debt subordinated to the Obligations, less (B) the sum of treasury stock, unamortized debt discount and expenses, goodwill, trademarks, tradenames, patents, deferred charges, and other similar intangible assets, and any write-up after the date hereof or the value of any assets, all determined in accordance with GAAP, applied on a consistent basis.

                    P.   Maximum Debt to Tangible Net Worth.
               Borrower, the Foreign Subsidiaries and the British Subsidiaries on a consolidated basis, shall not cause, suffer or permit the ratio, determined in accordance with GAAP consistently applied, of their total debt, to their Tangible Net Worth to be or become more than the following:

                              (i)  5.56 to 1.00 as at March 31,
                    1995;

                              (ii) 4.55 to 1.00 as at June 30,
                    1995;

                   (iii) 4.37 to 1.00 as at September 30, 1995;
          and

                              (iv) 3.66 to 1.00 as at December 31,
                    1995, and at any time of the determination thereof thereafter.

                    R.   Current Ratio.  Borrower, the Foreign
               Subsidiaries and the British Subsidiaries on a consolidated basis, shall not cause, suffer or permit the ratio of their consolidated current assets to their consolidated current liabilities (including the Revolving Loan Credit Facility), determined in accordance with GAAP consistently applied, to be or become less than the following:

                              (i)  0.98 to 1.00 as at March 31,
                    1995;

                              (ii) 1.07 to 1.00 as at June 30,
                    1995;

                             (iii) 1.08 to 1.00 as at September
                    30, 1995; and

                              (iv) 1.13 to 1.00 as at December 31,
                    1995.

                    S. Inter-Company Accounts Receivable. In no event shall inter-company transactions with the British Subsidiaries result in an aggregate net account receivable due to the Borrower and/or to any one or more Foreign Subsidiaries from the British Subsidiaries exceeding One Hundred Fifty Thousand ($150,000.00) Dollars during any calendar month or Zero ($0) Dollars as at the end of any calendar month, exclusive of the sums due under a certain Subordinated Unsecured Note dated March 3, 1994 in the sum of Two Million Six Hundred Twenty-Two Thousand Five Hundred ($2,622,500.00) Dollars from the British Subsidiaries to Borrower.


     8.   CONDITIONS TO THIRD AMENDMENT TO RESTRUCTURING
          AGREEMENT:

     As a condition to entering into this Third Amendment to the Restructuring Agreement there shall have been delivered to Co-
Lenders and/or Borrower shall have fulfilled the following:

          A. Resolutions by Borrower's Board of Directors, in form and substance acceptable to Co-Lenders and their counsel, authorizing the execution and delivery of this Amendment and all related documents.

          B. Evidence that Axess has made additional unsecured subordinated debt in the aggregate sum of Four Million Four Hundred Thousand ($4,400,000.00) Dollars available to the Borrower during the period from April 14, 1994 through the execution of this Third Amendment. The Note or Notes evidencing said loans shall be unsecured and subordinated to the loans and security interests of Co-Lenders in accordance with the terms of the Amended and Restated Subordination Agreement, as amended.

          C.   All indebtedness of Borrower or Borrower's
          Subsidiaries to Axess shall be paid only in accordance with the terms and conditions of the Amended and Restated Subordination Agreement, as amended.

          D. Delivery by Borrower to Agent, for the benefit of the Co-Lenders, of the original Two Million Six Hundred
          Twenty-Two Thousand Five Hundred ($2,622,500.00) Dollar note receivable due from Axess Great Britain.

          E. Delivery by Borrower of a pledge of sixty-five (65%) percent of the stock of and a guaranty of the Obligations by the British Subsidiaries in form and substance satisfactory to Co-Lenders and their counsel within sixty (60) days of the date hereof.

          F. Evidence that the One Million Three Hundred Seventy-Six Thousand ($1,376,000.00) Dollar Unsecured
          Convertible Subordinated Credit Promissory Note from
          Borrower to Axess executed on or about December 31, 1993 has been converted to Borrower's common stock.

          G. Termination by Axess of all security interests and mortgage liens, if any, it holds in and to any assets of Borrower.


          H. Borrower shall pay to Co-Lenders a restructuring fee of One Hundred Twenty-Five Thousand ($125,000.00) Dollars to be shared by Co-Lenders in their Pro Rata Percentages, which fee shall be deemed fully earned as of the date hereof but shall be due and payable in full on December 31, 1995. Such fee shall be eliminated or reduced in the event that all Obligations of Borrower to NatWest and Chemical are paid in full together with all accrued interest, fees and charges, if any, as follows:

                    (i) If all Obligations are paid on or before June 30, 1995, the restructuring fee will be eliminated;

                    (ii) If all Obligations are paid after June
               30, 1995, but on or before September 30, 1995, the restructuring fee will be reduced to the sum of Thirty-One Thousand Two Hundred Fifty ($31,250.00) Dollars;

                   (iii) If all Obligations are paid after
               September 30,
                         1995, but on or before December 31, 1995,
               the restructuring fee will be reduced to Sixty-Two
               Thousand Five Hundred ($62,500.00) Dollars; and

                    (iv) If any of the Obligations remain unpaid
               after December 31, 1995, the entire restructuring fee shall be deemed due and payable as of December 31, 1995, and from that date as an Obligation under the Restructuring Agreement any unpaid portion thereof shall bear interest at the Default Rate.

          I. Borrower shall pay all fees expenses and charges with respect to this Third Amendment to the Restructuring Agreement and related documents, which fees, expenses and charges shall be paid, in full, upon the execution of this Amendment together with any past due fees, expenses and charges, including, without limiting the generality thereof, recording and filing fees, fees and expenses of attorneys for Co-Lenders, and fees and expenses of Co-Lenders, if any, and other taxes, fees and assessments payable in connection with this Third Amendment to the Restructuring Agreement and related documents. So long as all such fees and expenses are paid as of the execution hereof, attorneys for Co-Lenders shall agree to limit their fees (exclusive of out-of-pocket expenses), with respect to the negotiation and documentation of this Third Amendment, up to an aggregate sum of Thirty Thousand ($30,000.00) Dollars.


     9.   WAIVER OF DEFAULTS/CONSENT TO ACQUISITIONS:

     It is understood that, by the execution and delivery of this
Amendment:

          A. Co-Lenders hereby have agreed to waive any and all rights and remedies available to them with respect to Borrower's failure to comply as of December 31, 1994 with the terms of the Minimum Tangible Net Worth, Maximum Debt to Tangible Net Worth and Current Ratio covenants as set forth in the Restructuring Agreement. It is further understood, however, that this waiver is specific to the noted covenant violations as of the date specified and is not and shall not be construed to be a waiver of any other Events of Default or events which, but for the lapse of time or giving of notice or both, would become Events of Default under the Restructuring Agreement. All rights and remedies available to Co-Lenders with respect to the existence of and such defaults or Events of Default are hereby reserved by Co-Lenders.

          B. Co-Lenders hereby consent to the acquisition by Borrower of a product line from Mettler Toledo, A.G. Provided, however, Borrower hereby represents and warrants that all the terms and conditions pertaining to such acquisition have been disclosed to Co-Lenders.

          C. Although Co-Lenders consented to Borrower's acquisition of and merger with Axess Thermal Sciences, Inc., by executing a letter from Borrower dated January 23, 1995, Co-Lenders hereby agree that such consent shall be deemed effective as of December 31, 1994.

          D. Co-Lenders hereby agree that so long as Borrower's final 1994 fiscal year-end financial statement (i) is delivered to Co-Lenders within two (2) business days of the execution of this Third Amendment, (ii) is audited without qualification (but audited only as to the consolidated financial statement), and (iii) is sub stantially similar to, with no material deviation from, the draft statement previously delivered to Co-Lenders for review, the deviations from the requirements set forth in the Restructuring Agreement with respect to timely delivery of financial statements and audits as to both the consolidated and consolidating statements shall not be deemed Events of Default.


     10.  MORATORIUM AS TO MORTGAGE LOAN PRINCIPAL PAYMENTS:

          A.   It is hereby acknowledged that:


                    (i)  Under the terms of the Restructuring
               Agreement, the Borrower delivered to NatWest a certain Amended and Restated First NatWest Mortgage Loan Promissory Note and a certain Amended and Restated Second NatWest Mortgage Loan Promissory Note;

                    (ii) Each such Note requires scheduled monthly
               principal payments of Thirty Seven Thousand Two Hundred Fifty ($37,250.00) Dollars each (with respect to the First NatWest Mortgage Loan) and Four Thousand One Hundred Sixty-Six Dollars and Sixty-Seven Cents ($4,166.67) each with respect to the Second NatWest Mortgage Loan;

                   (iii) Each such installment is due on the first
               day of each consecutive month together with interest calculated as set forth in the respective
               Notes; and

                    (iv) Borrower has requested that Borrower be
               allowed to defer the payment of some or all of the principal payments due upon the First and/or Second NatWest Mortgage Loans from the date of this Amendment through September 29, 1995.

          B. NatWest has agreed to such a moratorium upon the following terms and conditions:

                    (i) The maturity date of the First and Second NatWest Mortgage Loans shall not be extended beyond the present November 1, 1997 maturity date;

                    (ii) As of September 30, 1995, the Borrower
               shall pay in full any deferred principal payments which remain unpaid as of such date;

                   (iii) Commencing October 1, 1995, Borrower
               shall resume
                         making scheduled principal payments as
               required by the First and Second NatWest Notes;

                    (iv) This moratorium with regard to principal
               payments shall be effective only for so long as there occurs no Event of Default under the terms of the Restructuring Agreement or the Mortgages securing the said Mortgage Loans for which there is not a waiver or forbearance by Co-Lenders;

                    (v) With the exception of payments due to Co-Lenders, to Mettler Toledo, AG and current payments for inventory or other business related items due to trade creditors or lessors no principal or interest shall be repaid on indebtedness owed to Axess or to any other Person; and


                    (vi) All interest payments upon the
               Obligations shall be kept current during this moratorium period.


     11.  FOREIGN SUBSIDIARIES/GUARANTEES/PLEDGES:

          A. It is hereby acknowledged that the Foreign Subsidiaries executed certain Continuing Guaranty Agreements of all the then existing and thereafter arising Obligations of Borrower to NatWest and Chemical and Security Agreements with respect to same, such Guarantees and Security Agreements being dated as of November 22, 1991, some of which were delivered into escrow pending resolution of issues which arose as to their legality, validity and enforceability. It is further acknowledged that Borrower executed a certain Pledge Agreement, pledging a number of shares of each of the Foreign Subsidiaries equal to sixty-five (65%) percent of the issued and outstanding shares of the Foreign Subsidiaries as further Collateral for the Loans of Borrower from NatWest and Chemical. Although the parties have diligently attempted to verify and conclude the finalization of the Guarantees, security interests and Pledges, as of the date hereof, the parties have not been able, in all respects, to do so. Because the Guarantees, collateral for the Guarantees and the stock pledge are conditions of the Loans of NatWest and Chemical to Borrower, the failure either to deliver same or for same to be enforceable in all respects constitutes an Event of Default under the terms and conditions of the Restructuring Agreement. However, at this time, the parties wish to acknowledge the following:

                    (i)  R.V.I. has delivered its Guaranty, a
               security interest in its assets and Borrower has pledged sixty-five (65%) percent of the stock of R.V.I. as Collateral for the Obligations, which Guaranty, Security Agreement and Pledge have been verified to be effective by an opinion of counsel for R.V.I.

                    (ii) R. Far East has delivered its Guaranty
               and Borrower has pledged sixty-five (65%) percent of the stock of R. Far East, which Guaranty and pledge have been verified to be effective by counsel for R. Far East. Borrower has advised Co-Lenders that R. Far East periodically assigns its accounts receivable to Japanese lenders in order to finance same so that the assets of R. Far East have not been pledged.

                   (iii) R. Europe and R. France each delivered a
               Guaranty
                         and a Security Agreement and Borrower
               delivered a pledge of sixty-five (65%) percent of the stock of each of these companies, each of which were held in escrow. Subsequently, opinions of counsel for each of these Subsidiaries were provided to the Co-Lenders, indicating that impediments exist in both Germany and France with regard to the pledge of stock, the granting of a lien upon assets for the debts of a parent and with a regard to a subsidiary guaranteeing the debts of a parent. Therefore, Guarantees, Security Agreements and pledges which are in all respects valid, effective and enforceable have not been obtained with respect to these Subsidiaries.

          B. Co-Lenders hereby agree that although Borrower's failure to deliver valid, effective and enforceable Guarantees by, security interests in the assets of and the stock certificates of R. Europe and R. France constitutes a continuing Event of Default under the terms and conditions of the Restructuring Agreement, Co-Lenders shall forbear exercising any rights and remedies available to them, whether under the Restructuring Agreement, at law or in equity, as a result of the existence of such Events of Default, through April 30, 1996, so long as Borrower shall at the sole cost and expense of Borrower: (i) obtain a notarial deed in order to effectuate the pledge of R. Europe's stock within sixty (60) days of the execution of this Third Amendment followed promptly thereafter by an opinion of counsel as to the validity of such deed; (ii) if Co-Lenders shall elect, promptly upon receipt of a secured indemnity agreement prepared by counsel selected by Co-Lenders, running to NatWest as issuer of the Dresdner Bank Letter of Credit (but for the benefit of Co-Lenders), either
          (y) cause R. Europe to execute same, or (z) present Co-Lenders with an opinion of counsel specifically stating why R. Europe cannot execute and deliver same; and (iii) in the event the state of the law or other circumstances should change in any jurisdiction to permit delivery of the security interests, guarantees and/or pledges not heretofore obtained, proceed in good faith, to deliver such security interests, guarantees or pledges with reference to the Foreign Subsidiaries.

       C. Within sixty (60) days of the exectution of this Third
          Amendment, Borrower shall (i) provide Co-Lenders with an executed pledge of sixty-five (65%) percent of the stock of the British Subsidiaries; (ii) provide a Guaranty of Borrower's Obligations by the British
          Subsidiaries; (iii) provide a security interest (or its British equivalent) in the assets of the British Sub-sidiaries; and (iv) an opinion of British counsel as to validity and enforceability as to each. Provided also, however, same are only to be provided to the extent that they are
          (a) obtainable under British Law; and (b) do not violate existing agreements with the British Subsidiaries' lender. Finally, in the event the British Subsidiaries obtain other financing, the terms of which are no less favorable than those currently provided by Barclays Bank
          PLC, so long as such terms are fully disclosed to Co-
          Lenders and no Event of Default (for which there is no waiver or forebearance) then exists, Co-Lenders' lien or security interest shall be released, in whole or in part, if necessary to allow the British Subsidiaries to obtain such financing which in the aggregate with all other financing will not exceed the sum of Five Hundred
          Thousand (500,000) Pounds.


  12.     OTHER TERMS:

     All of the terms and conditions of the Restructuring Agreement shall remain in full force and effect as though set forth herein at length, except to the extent they are specifically modified hereby. Except as may be modified hereby, the representations and warranties and the granting of security interest and the recitals of Collateral set forth in Paragraphs 9 and 7.A., respectively, of the Restructuring Agreement shall be deemed re-affirmed and restated with the same force and effect as though set forth herein at length. Any capitalized terms not defined herein shall be defined by the definition of such term contained in the Restructuring Agreement.

     13.  RELEASE:

     In consideration of the extension, waivers and forbearance granted by Co-Lenders as set forth herein, Borrower, the Foreign Subsidiaries and the British Subsidiaries each hereby releases and discharges Co-Lenders from any and all claims, causes of action, defenses, demands, damages or suits at law or in equity, which they or any of them may have or claim to have against Co-Lenders or either of them, relating to, arising out of or resulting from any lending or other relationship with Co-Lenders or either of them, from the beginning of time through the date hereof.

     14.  COUNTERPARTS:

     This Amendment may be executed in counterparts and by facsimile signatures, each of which shall be deemed an original, but all of which taken together constitute one and the same instrument. To the extent that this Agreement is signed by facsimile signatures, the parties shall take such steps as shall be necessary to provide the original signatures as soon as practicable after closing.


                SIGNATURES COMMENCE ON NEXT PAGE


     IN WITNESS WHEREOF, the undersigned have set their hands and seals or caused these presents to be signed by their proper corporate officers and sealed with their seal the day and year first written above.

ATTEST:                            RHEOMETRIC SCIENTIFIC, INC.,
                                   formerly known as RHEOMETRICS,
                                   INC.


By:_/s/ J C Fuhrmeister ____      By:_/s/ Robert E. Davis___
     John C. Fuhrmeister,               Robert E. Davis,
     Assistant Secretary                President


ATTEST:                            RHEOMETRICS, V.I., INC.


By:_/s/ J C Fuhrmeister_____      By:_/s/ Alan R. Eschbach_
     John C. Fuhrmeister,               Alan R. Eschbach,
     Secretary                          President


ATTEST:                            RHEOMETRICS FAR EAST LTD. about
                                   to be known as RHEOMETRIC
                                   SCIENTIFIC, F.E.


By:_/s/ Alan R. Eschbach_____      By:_/s/ J C Fuhrmeister____
                                        John C. Fuhrmeister,


ATTEST:                            RHEOMETRIC SCIENTIFIC GmbH
                                   formerly known as RHEOMETRICS
                                   EUROPE, GmbH


By:_/s/ Alan R. Eschbach______     By:_/s/ J C Fuhrmeister_____
                                        John C. Fuhrmeister,



ATTEST:                            RHEOMETRIC SCIENTIFIC FRANCE,
                                   SARL, formerly known as
                                   RHEOMETRICS FRANCE, SARL


By:_/s/ Alan R. Eschbach______     By:_/s/ J C Fuhrmeister_____
                                        John C. Fuhrmeister,




ATTEST:                            AXESS THERMAL SCIENCES, LTD.


By:_/s/ Alan R. Eschbach______     By:_/s/ J C Fuhrmeister______
                                        John C. Fuhrmeister,



ATTEST:                            RHEOMETRIC SCIENTIFIC LTD.


By:_/s/ Alan R. Eschbach_____      By:_/s/ J C Fuhrmeister______
                                        John C. Fuhrmeister,


                                   NATWEST BANK N.A., formerly
                                   known as National Westminster
                                   Bank NJ, Agent


                                   By:__/s/ D J McInnes__________
                                        Douglas J. MacInnes,
                                        Vice President



                                   NATWEST BANK N.A., formerly
                                   known as National Westminster
                                   Bank NJ


                                   By:_/s/ D J McInnes___________
                                        Douglas J. MacInnes,
                                        Vice President


                                   CHEMICAL BANK


                                   By:_/s/ Steven C Pickhardt_____
                                        Steven C. Pickhardt,
                                        Vice President




                AMENDED AND RESTATED SCHEDULE 9.D.

                     PENDING ACTIONS, SUITS OR
                  PROCEEDINGS AND OTHER MATTERS


I.   Pending Actions

          (a) Naomi Tvintikis, a former employee, allegedly suffered pulmonary irritants in connection with her employment with Rheometrics.

          (b) Patent infringement claim by Auburn International concerning on-line nuclear magnetic resonance (NMR) analysis.

                AMENDED AND RESTATED SCHEDULE 9.K.


        BORROWER'S CHIEF EXECUTIVE OFFICE IS LOCATED AT:

                        One Possumtown Road
                   Piscataway, New Jersey  08854


              LOCATION OF EACH FOREIGN SUBSIDIARY:

                              Europe

                    Rheometric Scientific GmbH
                     Schwanheimer Strasse 144A
                      64625 Bensheim, Germany

                     Polymer Laboratories GmbH
                     Schwanheimer Strasse 144A
                      64625 Bensheim, Germany

                 Rheometric Scientific France SARL
                         Espace Descartes
                      7, Rue Albert Einstein
                         Champs Sur Marne
                   77436 Marne La Vallee Cedex 2


                          United Kingdom

                   Axess Thermal Sciences, Ltd.
                    Jubilee Drive, Belton Park
                  Loughborough LE11 OXS, England

                   Rheometric Scientific Limited
                    Jubilee Drive, Belton Park
                  Loughborough LE11 OXS, England

                   Rheometric Scientific Limited
                       Surrey Business Park
                            Weston Road
                Epsom, Surrey, KT 17 1 JF, England


                             Far East

                     Rheometrics Far East Ltd.
                       1-7-6 Higashi Gotanda
                    Shinagawa-Ku, Tokyo, Japan


                   United States Virgin Islands

                      Rheometrics, V.I., Inc.
              Poinsettia House at Bluebeard's Castle
                           P.O. Box 1197
                         U.S. V.I.  00804

                AMENDED AND RESTATED SCHEDULE 9.L.

            LIENS, JUDGMENTS, MORTGAGES, LIABILITIES

I.   Rheometrics, Inc. now known as Rheometric Scientific, Inc.

     Liens

                    1.   Lien of First Jersey National Bank now
               known as NatWest Bank N.A. (formerly known as National Westminster Bank NJ) in and to all fixtures, equipment, machinery, chattel and other articles of tangible personal property as more particularly set forth in the Uniform Commercial Code Financing Statement filed with the Secretary of State of New Jersey on March 19, 1987 as filed number 1091825 and with the Clerk of Middlesex County on March 16, 1987 as file number 1885-855.

                    2.   Lien of New Jersey National Bank now
               known as NatWest Bank N.A. (formerly known as National Westminster Bank NJ) in and to certain machinery and equipment as more particularly set forth in the Uniform Commercial Code Financing Statement filed with the Secretary of State of New Jersey on August 12, 1987 as file number 1126411 and with the Clerk of Middlesex County on August 19, 1987 as file number 1885-2892.

                    3. Lien of National Westminster Bank NJ now known as NatWest Bank N.A. in and to certain inventory, accounts receivable, general intangibles and other personal property as more particularly set forth in the Uniform Commercial Code Financing Statement filed with the Secretary of State of New Jersey on July 27, 1990 as file number 1351848 and with the Clerk of Middlesex County on July 23, 1990 as file number 1902-2001.

                    4.   Lien of NatWest Bank N.A. as Agent for
               the Co-Lenders, in and to substantially all assets as more particularly set forth in the Uniform Commercial Code Financing Statement filed with the Secretary of State of New Jersey on November 25, 1991 as file number 1427712 and with the Clerk of Middlesex County on November 25, 1991 as file number 1908-2820.

                    5. Lien of Machine Tool Finance Corporation in and to certain machinery and equipment as more particularly set forth in the Uniform Commercial Code Financing Statement filed with the Secretary of State of New Jersey on July 13, 1990 as file number 1349127.

                    6.   Lien of Chemical Bank in and to certain
               inventory, accounts receivable and other personal property assets of Borrower as more particularly set forth in the Uniform Commercial Code Financing Statement filed with the Secretary of State of New Jersey on August 16, 1990 as file number 1356189 and with the Clerk of Middlesex County on August 19, 1990 as file number 1902-2204.

                    7.   Mechanic's Lien Claim recorded in the
               County of Middlesex on October 26, 1988 in Book 003 at Page 696, which is subject to an unfiled release.

                    8. Lien of Amplicon, Inc. in and to certain equipment as more particularly set forth in the Uniform Commercial Code Financing Statement filed with the Secretary of State of New Jersey on February 11, 1993 as file number 1496166.

                    9. Lien of Sanwa Leasing Corporation in and to certain machinery and equipment as more particularly set forth in the Uniform Commercial Code Financing Statement filed with the Secretary of State of New Jersey on May 16, 1994 as file number 1570673.

                    10.  Lien of Greyrock Capital Group, Inc. in
               and to specified equipment as more particularly set forth in Uniform Commercial Code Financing Statement filed with the Secretary of State of New Jersey on February 28, 1991 as file number 1620714.

                    11.  Lien of Bankers Leasing Association,
               Inc., as assigned to Allied Bank/Coal City National in and to specified equipment as more particularly set forth in Uniform Commercial Code Financing Statement filed with the Secretary of State of New Jersey on May 21, 1991 as file number 1400447.

                    12.  Lien of Axess Corporation in and to all
               assets as more particularly set forth in Uniform Commercial Code Financing Statement filed with the Secretary of State of New Jersey on December 18, 1991 as file number 1432291 and with the Clerk of Middlesex County on December 18, 1991 as file number 1908-3065 (To be terminated as a result of this transaction).

                    13. Lien of Capital Associates International, Inc. in and to certain equipment as specified in the Master Lease Agreement dated as of June 21, 1990 as more particularly set forth in Uniform Commercial Code Financing Statement filed with the Secretary of State of New Jersey on August 10, 1990 as file number 1354746 and with the Clerk of Middlesex County on August 25, 1990 as file number 1902-2175.

                    14. Lien of Digital Equipment Corporation, as assigned to NEMLC Leasing Corporation in and to a digital equipment system as more fully described in Equipment Schedule (DEClease #90-4160-00-00 dated June 4, 1990) as more particularly set forth in Uniform Commercial Code Financing Statement filed with the Secretary of State of New Jersey on July 13, 1990 as file number 1349013.

                    15.  Lien of Axess Corporation in and to
               specified monitoring modules as more particularly set forth in Uniform Commercial Code Financing Statement filed with the Secretary of State of New Jersey on July 14, 1993 as file number 1519971 and with the Clerk of Middlesex County on July 12, 1993 as file number 1926-1847 (To be terminated as a result of this transaction).


     Mortgages

                    1.   Mortgage liens of NatWest Bank N.A.
               (formerly known as First Jersey National Bank), (as consolidated and modified for the benefit of NatWest as Agent for Co-Lenders).

                    2. Mortgage lien of Axess Corporation which is subject and subordinate to the NatWest Bank N.A. (to be terminated as a result of this transaction).

     Liabilities

               Liabilities in and relating to the liens and mortgages referred to above.


II.  Rheometrics Far East Ltd.

     Liens

               None except for discounting of evidences of accounts receivable with Dai-Ichi Kangyo Bank.

     Liabilities

                    1.   Liabilities incurred relating to
               discounting referred to above.

                    2.   Liabilities incurred under and to the
               amount outstanding pursuant to the currently existing loan arrangements with Sanwa Bank Limited.


III. Rheometric Scientific GmbH formerly known as Rheometrics GmbH

     Liens

          None

     Judgments


          None

     Mortgages

          None

     Liabilities

               Liabilities incurred under and to the amount outstanding pursuant to the currently existing loan arrangements with Dresdner Bank, AG and Hypo Bank.


IV.  Rheometric Scientific France, SARL, formerly known as
     Rheometrics France, SARL

     Liens

               Lien to Banque Veuve Morin-Pons and/or Credit
          Lyonnais on accounts receivable of R. France resulting from factoring of accounts receivable.

     Judgments

          None

     Mortgages

          None

     Liabilities

               Liabilities incurred by R. France relating to the liens referred to above.

V.   Rheometrics, V.I., Inc.

     Liens

          None

     Judgments

          None

     Mortgages

          None

VI.  Axess Thermal Scientific, Ltd.









VII. Rheometric Scientific Ltd.

     Liens

                    1.   Lien to Barclays Bank PLC on accounts
               receivable of Axess Great Britain resulting from factoring of accounts receivable.


                           SCHEDULE 9.0

                   OTHER NAMES USED BY BORROWER
                   AND EACH FOREIGN SUBSIDIARY


I.   Rheometric Scientific, Inc.

     Rheometrics, Inc.

II.  Rheometric Scientific GmbH

     Rheometrics Europe GmbH
     Polymer Laboratories GmbH

III. Rheometric Scientific France SARL

     Rheometrics France SARL

IV.  Rheometrics Far East Ltd.

     About to be known as Rheometric Scientific Far East Ltd.

V.   Rheometrics, V.I., Inc.

     None

VI.  Rheometric Scientific Limited

     Axess Thermal Sciences Limited